Exhibit 99.1

ALLERGAN REPORTS FIRST QUARTER 2011 OPERATING RESULTS

¡        Board of Directors Declares First Quarter Dividend

(IRVINE, Calif., May 4, 2011) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended March 31, 2011. Allergan also announced that its Board of Directors has declared a first quarter dividend of $0.05 per share, payable on June 10, 2011 to stockholders of record on May 20, 2011.

Operating Results Attributable to Stockholders

For the quarter ended March 31, 2011:

•	Allergan reported $0.51 diluted earnings per share attributable to stockholders compared to $0.55 diluted earnings per share attributable to stockholders for the first quarter of 2010.

•

Allergan reported $0.77 non-GAAP diluted earnings per share attributable to stockholders compared to $0.65 non-GAAP diluted earnings per share attributable to stockholders for the first quarter of 2010, an 18.5 percent increase.

Product Sales

For the quarter ended March 31, 2011:

•

Allergan reported $1,252.8 million total product net sales. Total product net sales increased 13.3 percent compared to total product net sales in the first quarter of 2010. On a constant currency basis, total product net sales increased 12.2 percent compared to total product net sales in the first quarter of 2010.

•	Total specialty pharmaceuticals net sales increased 13.3 percent, or 12.3 percent on a constant currency basis, compared to total specialty pharmaceuticals net sales in the first quarter of 2010.

•	Total medical devices net sales increased 13.0 percent, or 11.9 percent on a constant currency basis, compared to total medical devices net sales in the first quarter of 2010.

“During the first quarter, Allergan delivered very strong growth in sales and operating results,” said David E.I. Pyott, Allergan’s Chairman of the Board, President and Chief Executive Officer. “Sales growth was based on a broad range of products and geographies, and was further boosted by the launches of products and indications approved in 2010, a record year for regulatory approvals, positioning us for strong growth in the medium term.”

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Product and Pipeline Update

During the first quarter of 2011:

•

On January 31, 2011, Allergan and MAP Pharmaceuticals, Inc. announced a collaboration within the United States for LEVADEX™, a self-administered, orally inhaled therapy that has completed Phase III clinical development for the treatment of acute migraine in adults. MAP Pharmaceuticals currently anticipates submitting its New Drug Application for LEVADEX™ with the United States Food and Drug Administration (FDA) in the first half of 2011.

•

On February 16, 2011, Allergan announced that the FDA approved the expanded use of the LAP-BAND® System, Allergan’s gastric band, for adults with obesity who have failed more conservative weight reduction alternatives, such as diet and exercise and pharmacotherapy, and have a Body Mass Index (BMI) of 30-40 and at least one obesity related comorbid condition.

•

Allergan discontinued development of the EASYBAND™ Remote Adjustable Gastric Band System, a technology acquired in the EndoArt SA acquisition. The complexity of the technology, related design challenges, and regulatory hurdles contributed to the decision to terminate the program. Allergan remains highly committed to meeting the needs of patients who are overweight to morbidly obese with an obesity intervention portfolio consisting of the LAP-BAND® and ORBERA™ Systems.

Following the end of the first quarter of 2011:

•

Allergan announced that effective July 1, 2011, the company will establish direct operations in South Africa, building upon its successful distribution agreement with Genop Healthcare in the region for the past 13 years. Under the terms of the transaction, Allergan will acquire the Allergan-related parts of Genop’s business and assume responsibility for promotion, marketing and distribution of all its products in South Africa.

•

On April 15, 2011, the Committee for Medicinal Products for Human Use recommended extending the Marketing Authorization for OZURDEX® (dexamethasone 0.7mg intravitreal implant in applicator) to include the treatment of inflammation of the posterior segment of the eye characterized as non-infectious uveitis. This is an important step towards extending the Marketing Authorization of OZURDEX® to include this indication in the 27 countries within the European Union.

•

On May 4, 2011, Allergan and Molecular Partners AG announced that they have entered into a license agreement for MP0112, a Phase II proprietary therapeutic DARPin® protein targeting VEGF under investigation for the treatment of retinal diseases. Under the agreement, Allergan obtains exclusive global rights for MP0112 for ophthalmic indications. The parties will work together during Phase II development and Allergan will be responsible for Phase III development and commercialization activities.

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Other Events

•

On March 7, 2011, Allergan announced that its Board of Directors reappointed David E.I. Pyott as President. Mr. Pyott also continues to serve Allergan in his current roles as Chairman of the Board and Chief Executive Officer. Mr. Pyott’s role as President succeeds the duties performed by F. Michael Ball, who accepted the position of Chief Executive Officer of Hospira, Inc., a specialty pharmaceutical and medication delivery company based in Lake Forest, Illinois. Mr. Pyott’s role as President was effective March 27, 2011, which coincided with Mr. Ball’s departure from Allergan.

Outlook

For the full year of 2011:

•	Allergan is adjusting its expectations for:

•	Total product net sales to between $5,050 million and $5,250 million.

•	Total specialty pharmaceuticals net sales to between $4,170 million and $4,310 million.

•	Total medical devices net sales to between $880 million and $940 million.

•	BOTOX® product net sales to between $1,500 million and $1,550 million.

•	Facial aesthetics product net sales to between $330 million and $350 million.

•	Non-GAAP other revenue to approximately $60 million.

•	Diluted shares outstanding to between approximately 309 million and 310 million.

•	Non-GAAP diluted earnings per share attributable to stockholders to between $3.56 and $3.62.

•	All other expectations provided on February 2, 2011 remain unchanged.

For the second quarter of 2011, Allergan expects:

•	Total product net sales between $1,310 million and $1,360 million.

•	Non-GAAP diluted earnings per share attributable to stockholders between $0.93 and $0.95.

In this press release, Allergan reports certain historical and expected non-GAAP results, including earnings attributable to Allergan, Inc., non-GAAP basic and diluted earnings per share attributable to stockholders as well as non-GAAP other revenues, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of acquired intangible assets, non-GAAP intangible asset impairment, non-GAAP restructuring charges, non-GAAP interest expense, non-GAAP other, net, non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings and non-GAAP net sales reported in constant currency. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the financial tables of this press release and the accompanying footnotes.

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Forward-Looking Statements

In this press release, the statements regarding product development, market potential, expected growth, regulatory approvals, the statements by Mr. Pyott as well as Allergan’s earnings per share, product net sales, revenue forecasts and any other statements that refer to Allergan’s expected, estimated or anticipated future results, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things the following: changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, as well as the general impact of continued economic volatility, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s Form 10-K for the fiscal year ended December 31, 2010. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

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About Allergan, Inc.

Allergan, Inc. is a multi-specialty health care company established 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have more than 9,000 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics and medical devices, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including ophthalmology, neurosciences, obesity, urologics, medical aesthetics and dermatology, Allergan is proud to celebrate 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

David Nakasone (714) 246-6376 (investors)

Caroline Van Hove (714) 246-5134 (media)

® and ™ Marks owned by Allergan, Inc.

LEVADEX™ is a trademark owned by MAP Pharmaceuticals, Inc.

DARPin® is a trademark owned by Molecular Partners AG

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ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
in millions, except per share amounts	March 31, 2011				March 31, 2010
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,252.8	$–		$1,252.8	$1,105.8	$–		$1,105.8
Other revenues	18.4	–		18.4	48.9	(36.0	)(l)	12.9

	1,271.2	–		1,271.2	1,154.7	(36.0)		1,118.7
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	183.3	–		183.3	170.2	–		170.2
Selling, general and administrative	589.5	(55.5	)(a)(b)(c)(d)(e)	534.0	473.8	(5.5	)(m)(n)(o)(p)	468.3
Research and development	197.7	–		197.7	222.7	(43.0	)(p)	179.7
Amortization of acquired intangible assets	32.5	(26.6	)(f)	5.9	37.1	(31.4	)(f)	5.7
Intangible asset impairment	16.1	(16.1	)(e)	–	–	–		–
Restructuring charges	4.6	(4.6	)(g)	–	0.6	(0.6	)(g)	–

Operating income	247.5	102.8		350.3	250.3	44.5		294.8

Non-operating income (expense)
Interest income	2.3	–		2.3	1.3	–		1.3
Interest expense	(24.7)	6.5	(h)	(18.2)	(16.6)	6.1	(h)	(10.5)
Other, net	(9.9)	6.4	(i)(j)	(3.5)	(3.0)	0.7	(q)	(2.3)

	(32.3)	12.9		(19.4)	(18.3)	6.8		(11.5)

Earnings before income taxes	215.2	115.7		330.9	232.0	51.3		283.3

Provision for income taxes	56.4	34.1	(k)	90.5	63.0	19.4	(r)	82.4

Net earnings	158.8	81.6		240.4	169.0	31.9		200.9

Net earnings attributable to noncontrolling interest	0.5	–		0.5	1.1	–		1.1

Net earnings attributable to Allergan, Inc.	$158.3	$81.6		$239.9	$167.9	$31.9		$199.8

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$0.52			$0.79	$0.55			$0.66

Diluted	$0.51			$0.77	$0.55			$0.65

Weighted average number of common shares outstanding:
Basic	304.5			304.5	303.5			303.5
Diluted	310.8			310.8	307.1			307.1

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	14.6%			14.6%	15.4%			15.4%
Selling, general and administrative	47.1%			42.6%	42.8%			42.3%
Research and development	15.8%			15.8%	20.1%			16.3%

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(a)	Integration and transaction costs of $0.2 million associated with the purchase of a distributor’s business in Turkey related to Allergan’s products
(b)	Upfront payment of $60.0 million associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. for technology that has not achieved regulatory approval and related transaction costs of $0.6 million
(c)	Transaction costs of $0.2 million associated with the purchase of a distributor’s business in South Africa related to Allergan’s products
(d)

Stockholder derivative litigation costs of $1.6 million associated with the global settlement with the U.S. Department of Justice (DOJ) regarding Allergan’s past U.S. sales and marketing practices relating to certain therapeutic uses of Botox® announced in a company press release on September 1, 2010

(e)

Fixed asset impairment of $2.3 million and a gain of $9.4 million from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary included in selling, general and administrative expenses, and intangible asset impairment of $16.1 million resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System, a technology acquired by Allergan in the 2007 EndoArt SA acquisition

(f)	Amortization of certain acquired intangible assets related to business combinations, asset acquisitions and product licenses
(g)	Net restructuring charges
(h)	Non-cash interest expense associated with amortization of convertible debt discount
(i)	Unrealized loss on the mark-to-market adjustment to derivative instruments of $6.9 million
(j)	Gain on sale of investments of $0.5 million
(k)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $115.7 million	$(36.0)
Change in estimated taxes related to uncertain tax positions and tax credits included in prior year filings	1.9

$(34.1)

(l)	Net licensing fee of $36.0 million for a development and commercialization agreement with Bristol-Myers Squibb Company
(m)	External costs of $4.5 million associated with responding to the DOJ subpoena regarding Allergan’s past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®
(n)	Transaction costs of $0.2 million associated with the purchase of a distributor’s business in Turkey related to Allergan’s products
(o)	Integration and transaction costs related to the acquisition of Serica Technologies, Inc. of $0.5 million
(p)	Upfront licensing fee of $43.0 million included in research and development expenses associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs of $0.3 million included in selling, general and administrative expenses
(q)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(r)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $51.3 million	$(18.4)
Change in estimated taxes related to uncertain tax positions included in prior year filings	(1.0)

$(19.4)

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“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three months ended March 31, 2011 and March 31, 2010 and with respect to anticipated results for the second quarter and full year of 2011. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results as reported under GAAP.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders” and “non-GAAP earnings attributable to Allergan, Inc.” and its subcomponents “non-GAAP other revenues,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses,” “non-GAAP amortization of acquired intangible assets,” “non-GAAP intangible asset impairment,” “non-GAAP restructuring charges,” “non-GAAP operating income,” “non-GAAP interest expense,” “non-GAAP other, net,” “non-GAAP earnings before income taxes,” “non-GAAP provision for income taxes,” and “non-GAAP net earnings.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, legal settlements, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect asset impairment charges or gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges or income resulting from certain matters Allergan considers not to be indicative of its on-going operations; and
•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

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ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	March 31, 2011	December 31, 2010

Assets

Cash and equivalents	$2,530.8	$1,991.2
Short-term investments	249.7	749.1
Trade receivables, net	671.6	647.3
Inventories	239.2	229.4
Other current assets	393.1	376.7

Total current assets	4,084.4	3,993.7

Property, plant and equipment, net	788.5	800.6
Intangible assets, net	951.4	996.0
Goodwill	2,045.3	2,038.6
Other noncurrent assets	501.1	479.2

Total assets	$8,370.7	$8,308.1

Liabilities and equity

Notes payable	$36.3	$28.1
Convertible notes	648.9	642.5
Accounts payable	200.5	222.5
Other accrued expenses and income taxes	589.9	635.3

Total current liabilities	1,475.6	1,528.4

Long-term debt	1,529.5	1,534.2
Other liabilities	477.5	464.4

Equity:
Allergan, Inc. stockholders’ equity	4,865.7	4,757.7
Noncontrolling interest	22.4	23.4

Total equity	4,888.1	4,781.1

Total liabilities and equity	$8,370.7	$8,308.1

DSO	49	46

DOH	119	115

Cash and equivalents and short-term investments	$2,780.5	$2,740.3
Total notes payable, convertible notes and long-term debt	(2,214.7)	(2,204.8)

Cash and short-term investments, net of debt	$565.8	$535.5

Debt-to-capital percentage	31.2%	31.6%

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10-10-10

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

in millions, except per share amounts	Three months ended
	March 31, 2011	March 31, 2010

Net earnings attributable to Allergan, Inc.	$158.3	$167.9

Non-GAAP pre-tax adjustments:
Integration and transaction costs associated with the purchase of a distributor’s business in Turkey	0.2	0.2
Upfront payment associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. for technology that has not achieved regulatory approval and related transaction costs	60.6	–
Transaction costs associated with the purchase of a distributor’s business in South Africa	0.2	–
External costs associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement	1.6	4.5
Cumulative net expense for fixed asset impairment, a gain from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary and intangible asset impairment resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System	9.0	–
Amortization of acquired intangible assets	26.6	31.4
Net restructuring charges	4.6	0.6
Non-cash interest expense associated with amortization of convertible debt discount	6.5	6.1
Unrealized loss on derivative instruments	6.9	0.7
Gain on sale of investments	(0.5)	–
Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	–	(36.0)
Integration and transaction costs related to the acquisition of Serica Technologies, Inc.	–	0.5
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	–	43.3

	274.0	219.2

Tax effect for above items	(36.0)	(18.4)
Change in estimated taxes related to uncertain tax positions and tax credits included in prior year filings	1.9	(1.0)

Non-GAAP earnings attributable to Allergan, Inc.	$239.9	$199.8

Weighted average number of shares outstanding	304.5	303.5

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	5.1	3.6
Dilutive effect of assumed conversion of convertible notes outstanding	1.2	–

	310.8	307.1

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Diluted earnings per share attributable to Allergan, Inc. stockholders	$0.51		$0.55

Non-GAAP earnings per share adjustments:
Upfront payment associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. for technology that has not achieved regulatory approval and related transaction costs	0.12		–
External costs associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement	–		0.01
Cumulative net expense for fixed asset impairment, a gain from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary and intangible asset impairment resulting from the discontinued development of the EasybandTM Remote Adjustable Gastric Band System	0.03		–
Amortization of acquired intangible assets	0.06		0.06
Net restructuring charges	0.02		–
Non-cash interest expense associated with amortization of convertible debt discount	0.01		0.01
Unrealized loss on derivative instruments	0.01		–
Change in estimated taxes related to uncertain tax positions and tax credits included in prior year filings	0.01		–
Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	–		(0.07)
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	–		0.09

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$0.77		$0.65

Year over year change		18.5%

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12-12-12

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	March 31 2011	March 31, 2010	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$591.9	$512.0	$79.9	$75.2	$4.7	15.6%	14.7%	0.9%
Botox/Neuromodulator	364.5	331.0	33.5	28.9	4.6	10.1%	8.7%	1.4%
Skin Care	58.7	50.6	8.1	8.0	0.1	16.0%	15.8%	0.2%
Urologics	13.3	13.7	(0.4)	(0.4)	–	(2.9)%	(2.9)%	–

Total Specialty Pharmaceuticals	1,028.4	907.3	121.1	111.7	9.4	13.3%	12.3%	1.0%

Breast Aesthetics	84.1	77.9	6.2	5.5	0.7	8.0%	7.1%	0.9%
Obesity Intervention	52.1	61.2	(9.1)	(9.8)	0.7	(14.9)%	(16.0)%	1.1%
Facial Aesthetics	88.2	59.4	28.8	27.9	0.9	48.5%	47.0%	1.5%

Total Medical Devices	224.4	198.5	25.9	23.6	2.3	13.0%	11.9%	1.1%

Product net sales	$1,252.8	$1,105.8	$147.0	$135.3	$11.7	13.3%	12.2%	1.1%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$100.2	$94.1	$6.1	$5.4	$0.7	6.5%	5.8%	0.7%
Lumigan Franchise	142.2	119.6	22.6	21.8	0.8	18.9%	18.2%	0.7%
Restasis	161.4	133.4	28.0	27.9	0.1	21.0%	20.9%	0.1%
Sanctura Franchise	13.3	13.7	(0.4)	(0.4)	–	(2.9)%	(2.9)%	–
Latisse	25.3	18.8	6.5	6.4	0.1	34.2%	33.6%	0.6%

Domestic	60.9%	62.5%
International	39.1%	37.5%

(a)	Percentage change in selected product net sales is calculated on amounts reported to the nearest whole dollar.

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13-13-13

ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings Per Share Expectations

To Non-GAAP Diluted Earnings Per Share Expectations

(Unaudited)

	Second Quarter 2011
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$0.87	$0.89

Amortization of acquired intangible assets	0.06	0.06

Non-GAAP diluted earnings per share expectations	$0.93	$0.95

	Full Year 2011
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$ 3.13	$ 3.19

Upfront payment associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. for technology that has not achieved regulatory approval and related transaction costs	0.12	0.12
Cumulative net expense for fixed asset impairment, a gain from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary and intangible asset impairment resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System	0.03	0.03
Amortization of acquired intangible assets	0.23	0.23
Net restructuring charges	0.02	0.02
Non-cash interest expense associated with amortization of convertible debt discount	0.01	0.01
Unrealized loss on derivative instruments	0.01	0.01
Change in estimated taxes related to uncertain tax positions and tax credits included in prior year filings	0.01	0.01

Non-GAAP diluted earnings per share expectations	$3.56	$3.62

(a)

GAAP diluted earnings per share expectations exclude any potential impact of future unrealized gains or losses on derivative instruments, changes in contingent consideration, restructuring charges, litigation costs associated with the resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox® and costs associated with the discontinued development of the Easyband™ Remote Adjustable Gastric Band System that may occur but that are not currently known or determinable.

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